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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 16, 1998


                                TECHNITROL, INC.
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             (Exact Name of registrant as specified in its charter)


           Pennsylvania                    1-5375              23-1292472
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 (State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
          incorporation)                                     Identification No.


          1210 Northbrook Drive, Suite 385, Trevose, Pennsylvania    19053
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               (Address of principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code: (215) 355-2900
                                                           ---------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 2.    Acquisition or Disposition of Assets.

     On May 26, 1998, Technitrol, Inc. ("Technitrol" or the "Company") and GTI Corporation ("GTI") signed an Agreement and Plan of Merger (the "Agreement"). The Agreement provided that GTI and its principal operating unit, Valor Electronics, Inc. ("Valor"), would be acquired by Pulse, a wholly-owned subsidiary of Technitrol. Technitrol completed the acquisition of GTI and Valor on November 16, 1998, in accordance with the Agreement.

     Valor designs and manufactures magnetics-based components for signal processing and power transfer functions used primarily in local area networking and also in telecommunications and broadband products. For the nine months ended September 30, 1998, revenues approximated $34.5 million. The assets Technitrol acquired included cash and cash equivalents, accounts receivables, inventories, in-process research and development, other intangible assets and machinery and equipment. The liabilities Technitrol assumed included accounts payable, accrued employee compensation and other accrued liabilities.

     GTI manufactures its products in the People's Republic of China and the Philippines and the corporate offices are located in San Diego, California. GTI's facilities are leased under operating leases. Technitrol intends to integrate GTI's operations into existing Pulse facilities

     Pursuant to the Agreement, each common share of GTI has been converted into $3.10 in cash, and each preferred share has been converted into $726.37 in cash, for an aggregate purchase price of approximately $34.0 million, excluding transaction expenses. To complete the acquisition, Technitrol used approximately $14.0 million of cash on-hand, and drew down approximately $20.0 million from approximately $137.0 million of available and previously unused bank lines of credit. Technitrol's payment agent is currently in the process of making payments to GTI's shareholders.

     The purchase price was arrived at pursuant to arms-length negotiations taking into account all pertinent factors including, but not limited to, the nature, monetary and strategic value of the operations being acquired, and the strategic value of the assets of GTI. The total purchase price is subject to adjustment as the expenses and details of the transaction are finalized. The acquisition will be accounted for by the purchase method of accounting and GTI's results will be included with Technitrol's consolidated results as of November 16, 1998. The Company is currently in the process of obtaining appraisals of the assets acquired for purposes of purchase price allocation.

     There is no material relationship between the Company, any of its officers or directors (or any associates of such officers or directors) and GTI.




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Item 7.    Financial Statements and Exhibits.

           (a)    Financial Statements of the Business Acquired:

                  The Registrant plans to file the financial statements required by this item as an amendment to this report as soon as practicable, but in no event later than sixty (60) days from the date of this report.

           (b)    Pro Forma Financial Information:

                  See Item 7(a) above.

           (c)    Exhibits:

                  (2)    Agreement and Plan of Merger.









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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           TECHNITROL, INC.
                           ---------------------------------------
                           (Registrant)



                           /s/Albert Thorp, III
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                           Albert Thorp, III
                           Vice President - Finance, and Chief Financial Officer




                           /s/Drew A. Moyer
                           ---------------------------------------
                           Drew A. Moyer
                           Corporate Controller and Secretary



Date:  November 25, 1998

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